Exhibit 5.1

DLA Piper LLP (US)
701 Fifth Avenue, Suite 6900
Seattle, WA 98104-7044
T 206-839-4800
F 206-839-4801
W www.dlapiper.com

August 9, 2018

Trupanion, Inc.
6100 4th Avenue S, Suite 200
Seattle, Washington 98108

Ladies and Gentlemen:
This opinion is furnished to you in connection with the Registration Statement on Form S‑3 (the “Registration Statement”) to be filed on or about August 9, 2018 by Trupanion, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration for resale of up to an aggregate of 303,030 shares of the Company’s common stock, par value $0.00001 per share (the “Shares”).
As counsel to the Company in connection with the registration for resale of the Shares, we have examined and relied upon the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents (other than with respect to the Company).
The opinion expressed herein is limited to the General Corporation Law of the state of Delaware.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.
We consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ DLA Piper LLP (US)